FOR IMMEDIATE RELEASE	December 11, 2017

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

Thomas J. Concannon, CEO

(908) 625-7811

tom.concannon@redhawkholdingscorp.com

G. Darcy Klug, Chairman and CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

REDHAWK COMPLETES ECOGEN SHARE TRANSFER AGREEMENT

Lafayette, Louisiana – RedHawk Holdings Corp. (OTCQB: IDNG) (“RedHawk” or the “Company”) announced today that along with its wholly-owned subsidiary, RedHawk Pharma Limited UK Limited (“RedHawk Pharma”), it has completed the previously announced share transfer agreement (“Share Transfer Agreement”) with Scarlett Pharma Limited (“Scarlett”), its affiliate, Warwick Healthcare Limited (“Warwick”) and the shareholders of Scarlett and Warwick.

Under the terms of the Share Transfer Agreement, amongst other consideration, RedHawk Pharma assumed approximately $370,000 of obligations due to EcoGen by Warwick in exchange for which (i) Warwick transferred to RedHawk Pharma 247,269 preference shares in EcoGen; (ii) Scarlett surrendered 10,000,000 shares of RedHawk common stock (“RedHawk Shares”); and, (iii) the shareholders of Scarlett and Warwick paid RedHawk certain cash consideration.

With the completion of the Share Transfer Agreement, RedHawk Pharma now owns approximately $545,000 of preference shares and 75% of the common shares in EcoGen. The Company said it is evaluating the possibility of converting its EcoGen preference shares into additional common shares to further increase its common stock ownership in EcoGen.

The RedHawk Shares were issued to Scarlett in connection with the Company’s initial March 2016 investment in EcoGen are being returned into the Company’s treasury.

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About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells WoundClot Surgical - Advanced Bleeding Control, the Sharps and Needle Destruction Device (SANDD™), and the Carotid Artery Digital Non-Contact Thermometer. Through our United Kingdom based subsidiary, we manufacture and market branded generic pharmaceuticals. Our real estate leasing revenues are generated from various commercial properties under long-term lease. Additionally, RedHawk’s real estate investment unit holds limited liability company interest in a commercial restoration project in Hawaii. The Company’s financial service revenue is from brokerage services earned in connection with debt placement services. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full-body x-ray scanner.

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.